Exhibit 99.1

Adagio Medical Closes Financing of $19 Million Upfront; Positions Company to Advance Purpose-Built Technology for Treatment of Ventricular Tachycardia

Proceeds Expected to Fund Ongoing Development and Submission Activities to Support FDA Evaluation of Company’s First and Next Generation Proprietary Ultralow Cryoablation Technologies

LAGUNA HILLS, CA, October 20, 2025 – Adagio Medical Holdings, Inc. (Nasdaq: ADGM) (“Adagio” or “the Company”), a leading innovator in catheter ablation technologies for the treatment of cardiac arrhythmias, today announced the closing of its previously announced private placement (https://investors.adagiomedical.com/news-releases/news-release-details/adagio-medical-announces-pricing-50-million-private-placement), led by existing investors and new healthcare-dedicated institutional investors.

Adagio intends to deploy the net proceeds to:

•	Support submission activities for its FULCRUM-VT pivotal clinical study for Premarket (PMA) approval of the vCLASTM ULTC System by the U.S. Food and Drug Administration (“FDA”)
•	Advance clinical experience and FDA submission activities for the Company’s faster, smaller, more flexible next generation ULTC catheter
•	Build awareness of ULTC and its many advantages as a purpose-built solution for VT patients and the ventricular anatomy
•	Expand manufacturing and scale commercial-readiness
•	Strengthen overall corporate operations

The Company anticipates that this infusion of capital will de-risk execution and extend the Company’s cash runway into key inflection points.

“Closing this financing on the heels of sharing the acute results from our FULCRUM-VT clinical study at the recent VT Symposium is further validation of the positive feedback we received both from the podium and the electrophysiologists in attendance. We have treated over 350 patients, including those from our two regulatory studies, combined with commercial and compassionate use cases, which supports the potential of our Ultra Low ablation technology for VT to improve clinical outcomes and safety. I want to thank our investors for their support and partnership.” said Todd Usen, CEO of Adagio Medical. “We believe we now have the financial flexibility to unlock the full potential of our portfolio of ULTC therapies to transform treatment for the large, underserved population of patients with ventricular tachycardia.”

About Adagio Medical Holdings, Inc.

Adagio is a medical device company focused on developing and commercializing products for the treatment of cardiac arrhythmias utilizing its novel, proprietary, catheter-based Ultra-Low Temperature Cryoablation (ULTC) technology. ULTC is designed to create large, durable lesions extending through the depth of both diseased and healthy cardiac tissue. The Company is currently focused on the treatment of ventricular tachycardia (VT) with its purpose-built vCLAS™ Cryoablation System, which is CE Marked and is currently under evaluation in the Company’s FULCRUM-VT U.S. IDE Pivotal Study.

About FULCRUM VT

FULCRUM-VT (Feasibility of Ultra-Low Temperature Cryoablation in Recurring Monomorphic Ventricular Tachycardia) is a prospective, multi-center, open-label, single-arm study, which completed enrollment on October 1, 2025, of 208 patients with structural heart disease of both ischemic and non-ischemic cardiomyopathy, indicated for catheter ablation of drug refractory VT in accordance with current treatment guidelines. The results of the study will be used to apply for FDA premarket approval (PMA) for Adagio’s vCLAS™ Cryoablation System, potentially leading to the broadest industry indication for purely endocardial ablation of scar-mediated VT.

Adagio’s vCLAS™ Cryoablation System is commercially available for the treatment of monomorphic ventricular tachycardia in Europe and select other geographies but is limited to investigational use in the United States.

The Offering

The securities issued in connection with the private placement described above were offered in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdictions’ securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning: the receipt of additional gross proceeds if the accompanying warrants are exercised in full; the Company’s intended use of the proceeds from the private placement; the period over which the Company estimates its cash runway will be sufficient to fund its future operating expenses and capital expenditure requirements; the reproducibility of any favorable results initially seen in Adagio’s preliminary FULCRUM-VT acute data; the ability of Adagio’s proprietary ULTC system to become a tool for a broad patient population; Adagio’s research, development and regulatory plans for its product candidates; and the ability of Adagio’s proprietary ULTC technology to transform treatment for patients with VT. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding Adagio’s business are described in detail in Adagio’s Securities and Exchange Commission (“SEC”) filings, including in its Annual Report on Form 10-K for the full-year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that Adagio makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Adagio disclaims any obligation to update these statements except as may be required by law.

Contact

Debbie Kaster

Chief Financial Officer and Chief Business Officer

dkaster@adagiomedical.com